UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2026

CBL & ASSOCIATES PROPERTIES, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	1-12494	62-1545718
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2030 Hamilton Place Blvd., Suite 500
Chattanooga, Tennessee		37421-6000
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 423 855-0001

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	CBL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 21, 2026, CBL & Associates Properties, Inc. (the “Company”) held its annual meeting of shareholders. The matters that were submitted to a vote of shareholders and the related results are as set forth below. (Total votes cast for each nominee or matter, as well as broker non-votes, may vary due to the rounding of fractional shares included in the totals.)

1. The following directors were elected to serve for a term of one year and until their respective successors are duly elected and qualified:

Director Nominee	Votes Cast For	Votes Withheld	Broker Non-Votes
Marjorie L. Bowen	25,043,181	270,456	1,578,021
David J. Contis	24,995,406	318,231	1,578,021
David M. Fields	23,819,393	1,494,244	1,578,021
Robert G. Gifford	25,088,128	225,509	1,578,021
Jeffrey Kivitz	25,011,744	301,893	1,578,021
Stephen D. Lebovitz	25,210,106	103,531	1,578,021
Michael A. Torres	25,182,004	131,633	1,578,021

2. Shareholders ratified the selection of Deloitte & Touche, LLP as the Company’s independent registered public accountants for its fiscal year ending December 31, 2026. The votes were as follows:

For	Against	Abstentions	Broker Non-Votes
26,415,581	458,487	17,590	None

3. Shareholders approved, on an advisory basis, the Company’s executive compensation program for its named executive officers, as disclosed in the Company’s proxy statement for the 2026 annual meeting. The votes were as follows:

For	Against	Abstentions	Broker Non-Votes
22,773,554	346,714	2,193,369	1,578,021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CBL & ASSOCIATES PROPERTIES, INC.

Date:	May 26, 2026	By:	/s/ Benjamin W. Jaenicke
Benjamin W. Jaenicke Executive Vice President - Chief Financial Officer and Treasurer